Exhibit 10.1

NOTE CONVERSION AGREEMENT

This Promissory Note Conversion Agreement (the “Agreement”) is entered into as of January 31, 2022 by and between, Good Gaming, Inc., a Nevada corporation (the “Company”), and Silver Linings Management, LLC (the “Noteholder”), with reference to the following facts:

A. The Company executed a Loan Agreement in favor of Noteholder in the principal amount of $13,439.50 dated April 7, 2016 (the “Agreement”), attached hereto as Exhibit A.

B. The Company and Noteholder desire to convert the entire amount outstanding under the Note into shares of Series B Preferred Stock, $0.001 par value (the “Preferred Stock”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Conversion to Preferred Stock. Effective as of December 31, 2021 the entire amount of outstanding principal under the Note shall be converted into one-thousand six-hundred and eighty (1,680) shares of Preferred Stock. Upon execution of this Agreement and return of the original Loan Agreement as described below, the Company shall instruct its transfer agent to issue such shares of Preferred Stock to the Noteholder at the address on the signature page hereto.

2. Return of Note. Upon execution of this Agreement, the Loan Agreement shall be deemed to be paid in full. Upon the execution of this Agreement, the Noteholder shall return the original Note to the Company marked “CANCELLED: PAID IN FULL”.

3. Restricted Stock; Piggyback Registration Rights. The Preferred Stock to be issued hereunder has not been registered with the United States Securities and Exchange Commission or with the securities regulatory authority of any state. The Preferred Stock is subject to restrictions imposed by federal and state securities laws and regulations on transferability and resale, and may not be transferred assigned or resold except as permitted under the Securities Act of 1933, as amended (the “Act”), and the applicable state securities laws, pursuant to registration thereunder or exemption therefrom. At such time, as ever, that the Company determines to file a registration statement, the Company shall, subject to receiving appropriate representations and warranties by Noteholder, include the shares of Preferred Stock issued hereunder within such registration statement on a pro-rata basis with the shares included within such registration statement as the officers of the Company.

4. Noteholder Representations. The Company is issuing the Preferred Stock to the Noteholder in reliance upon the following representations made by the Noteholder:

(a) Noteholder is an “accredited investor” within the meanings set forth in Regulation D of the Act.

(b) Noteholder (i) has had, and continues to have, access to detailed information with respect to the business, financial condition, results of operations and prospects of the Company; (ii) has received or has been provided access to all material information concerning an investment in the Company; and (iii) has been given the opportunity to obtain any additional information or documents from, and to ask questions and receive answers of, the officers, directors and representatives of the Company to the extent necessary to evaluate the merits and risks related to an investment in the Company represented by Preferred Stock.

(c) As a result of Noteholder’s study of the aforementioned information and Noteholder’s prior overall experience in financial matters, and Noteholder’s familiarity with the nature of businesses such as the Company, Noteholder is properly able to evaluate the capital structure of the Company, the business of the Company, and the risks inherent therein.

(d) Noteholder’s investment in the Company pursuant to this Preferred Stock is consistent, in both nature and amount, with Holder’s overall investment program and financial condition.

(e) Noteholder’s financial condition is such that Noteholder can afford to bear the economic risk of holding the Preferred Stock, and to suffer a complete loss of Noteholder’s investment in the Company represented by the Preferred Stock.

(f) Noteholder’s principal residence is as set forth on the signature page hereto.

5. Miscellaneous.

(a) This Agreement shall be construed and enforced in accordance with the laws of the State of New York.

(b) This Agreement constitutes the entire agreement between the parties and supersedes all prior oral or written negotiations and agreements between the parties with respect to the subject matter hereof. No modification, variation or amendment of this Agreement (including any exhibit hereto) shall be effective unless made in writing and signed by both parties.

(c) Each party to this Agreement hereby represents and warrants to the other party that it has had an opportunity to seek the advice of its own independent legal counsel with respect to the provisions of this Agreement and that its decision to execute this Agreement is not based on any reliance upon the advice of any other party or its legal counsel. Each party represents and warrants to the other party that in executing this Agreement such party has completely read this Agreement and that such party understands the terms of this Agreement and its significance. This Agreement shall be construed neutrally, without regard to the party responsible for its preparation.

(d) Each party to this Agreement hereby represents and warrants to the other party that (i) the execution, performance and delivery of this Agreement has been authorized by all necessary action by such party; (ii) the representative executing this Agreement on behalf of such party has been granted all necessary power and authority to act on behalf of such party with respect to the execution, performance and delivery of this Agreement; and (iii) the representative executing this Agreement on behalf of such party is of legal age and capacity to enter into agreements which are fully binding and enforceable against such party.

(e) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute a single instrument.

This Agreement is entered into and effective as of the date first written above.

COMPANY:		NOTEHOLDER

Good Gaming, Inc..		Silver Linings, LLC

By:	/s/ Domenic Fontana	/s/ David Dorwart
	Domenic Fontana, CFO	David Dorwart, [Managing Member]

Exhibit A

3. At any time while not in default under this Agreement, the Borrower may pay the outstanding balance then owing under this Agreement to the Lender without further bonus or penalty.

Default

4. Notwithstanding anything to the contrary in this Agreement, if the Borrower defaults in the performance of any obligation under this Agreement, then the Lender may declare the principal amount owing and interest due under this Agreement at that time to be immediately due and payable.

5. If the Borrower defaults in payment as required under this Agreement or after demand for ten (10) days, the Security will be immediately provided to the Lender and the Lender is granted all rights of repossession as a secured party.

Extra Clauses

6. The notes shall be convertible at the option of the Lender at any time into Series B Preferred shares at a price of $0.04 per share (based on a $0.0002 price in common shares).

7. Interest payments may be made in kind or in cash at the option of the Borrower.

Security

8. This Loan is secured by the following equipment (the "Security"):
   Two XIDAX machines ordered for Michael Beckworth and Donald Wilson, employees of Good Gaming, Inc.
   Description: Xidax X-8 Gaming PC's

9. This Loan Agreement is made in connection with the purchase of the Security by the Borrower, from the Lender. The Lender will retain a security interest in the Security until payment of the full amount of the Loan is made by the Borrower. The Lender will be listed as a lender on the title to the Security. The Borrower will do everything necessary to assist the Lender in perfecting its security interest. Upon receiving full payment, the Lender will remove its security interest from the title to the Security.

Governing Law

10. This Agreement will be construed in accordance with and governed by the laws of the State of Illinois.

Costs

11. All costs, expenses and expenditures including, without limitation, the complete legal costs incurred by enforcing this Agreement as a result of any default by the Borrower, will be added to the principal then outstanding and will immediately be paid by the Borrower.

Binding Effect

12. This Agreement will pass to the benefit of and be binding upon the respective heirs, executors, administrators, successors and permitted assigns of the Borrower and Lender. The Borrower waives presentment for payment, notice of non-payment, protest, and notice of protest.

Amendments

13. This Agreement may only be amended or modified by a written instrument executed by both the Borrower and the Lender.

Severability

14. The clauses and paragraphs contained in this Agreement are intended to be read and construed independently of each other. If any term, covenant, condition or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the parties' intent that such provision be reduced in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable and the remainder of the provisions of this Agreement will in no way be affected, impaired or invalidated as a result.

General Provisions

15. Headings are inserted for the convenience of the parties only and are not to be considered when interpreting this Agreement. Words in the singular mean and include the plural and vice versa. Words in the masculine mean and include the feminine and vice versa.

Entire Agreement

16. This Agreement constitutes the entire agreement between the parties and there are no further items or provisions, either oral or otherwise.

IN WITNESS WHEREOF, the parties have duly affixed their signatures under hand and seal on this 1st day of April, 2016.

SIGNED, SEALED, AND DELIVERED
this 7th day of April, 2016.

Silver Linings Management, LLC

per: David B. Dorwart (SEAL)

SIGNED, SEALED, AND DELIVERED
this 7th day of April, 2016.

Good Gaming, Inc.

per: [signature] (SEAL)

VIKRAM GROVER

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